United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 31, 2004
(Date of earliest event reported)

Equity Marketing, Inc.

(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer Identification No.)
of incorporation or
organization)

6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)

(323) 932-4300
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On February 2, 2004 (effective January 31, 2004), Equity Marketing, Inc. (the “Company”) consummated the acquisition of the assets of the promotional agency business of Johnson Grossfield, Inc., a Minnesota corporation (“JGI”). Founded in 1987, JGI’s promotional business is principally focused on providing custom licensed premiums for the kids marketing program of Subway Restaurants. JGI provides approximately 50% of the creative and sourcing requirements for Subway’s kids premium programs, and handles 100% of Subway’s logistics and fulfillment needs for these programs. JGI has worked with Subway for 12 years and has built strong relationships with the franchise organization.

     The acquisition was consummated pursuant to an Asset Purchase Agreement dated January 16, 2004, by and among the Company, Johnson Grossfield, Inc., a Delaware corporation wholly owned by the Company (the “Acquiror”), JGI, Marc Grossfield and Thom Johnson (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Acquiror purchased the assets of JGI’s promotional agency business for approximately $4.6 million in cash and 35,785 shares of the Company’s common stock (which, based upon the January 30, 2004 closing price of $14.80, had a value of $529,618), plus additional earnout consideration of up to $4.5 million based upon future performance of the acquired business. The Acquiror also assumed the operating liabilities of the promotional agency business in connection with the acquisition. The earnout consideration is based upon the business achieving targeted levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) over the period from 2004 through 2008. The earnout payments, if required, are payable 50% in cash and 50% in shares of the Company’s common stock.

     In connection with the acquisition, the Company may pay a success fee to U.S. Capital Investors, Inc., an entity controlled by Jeffrey S. Deutschman, which provides advisory services to the Company. Mr. Deutschman currently serves on the Board of Directors of the Company as the representative of the holder of the Company’s Series A Preferred Stock. The success fee, if any, would be paid pursuant to a July 15, 2003 agreement which was previously disclosed in the Company’s report on Form 10-Q for the quarterly period ended June 30, 2003. The agreement provides for the payment of a discretionary success fee for completed acquisition transactions in an amount determined by an independent committee of the Board in accordance with certain guidelines and criteria. The success fee, if any, to be paid in connection with the JGI acquisition will be determined by an independent committee, consisting of all of the Company’s independent directors, meeting in executive session on or before March 1, 2004. The Company believes that this agreement enhances its ability to analyze and close merger and acquisition transactions in a manner that is more cost effective than traditional outside advisory firms.

     The foregoing description of the Purchase Agreement and the related transactions does not purport to be complete and is qualified in its entirely by reference to the Purchase Agreement and the press release issued by the Company on February 3, 2004 which are attached as exhibits to this report.

     This report contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy, and actual results may differ materially from those anticipated by the Company due to a number of uncertainties, including some presently unknown to the Company. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated January 16, 2004, by and among Equity Marketing, Inc., a Delaware corporation, Johnson Grossfield, Inc., a Delaware corporation, Johnson Grossfield, Inc., a Minnesota corporation, Marc Grossfield and Thom Johnson

99.1	Press Release of Equity Marketing, Inc. issued February 3, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MARKETING, INC.

Date: February 11, 2004	By:	/S/ TERESA L. TORMEY

Teresa L. Tormey,
Senior Vice President, General Counsel
and Secretary

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